SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): May 16, 2000 (May 11, 2000)


                              Young & Rubicam Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


               001-14093                             13-1493710
         (Commission File No.)            (IRS Employer Identification No.)


                               285 Madison Avenue
                            New York, New York 10017
          (Address of principal executive offices, including ZIP code)


                                 (212) 210-3000
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

            On May 12, 2000, Young & Rubicam Inc. ("Young & Rubicam") and WPP Group plc ("WPP") announced that they have entered into a definitive merger agreement dated as of May 11, 2000 providing for a business combination of Young & Rubicam and WPP. The transaction is structured as a merger of Young & Rubicam with a subsidiary of WPP and is subject to the approval of each company's stockholders and other customary conditions. Subject to the terms of the definitive merger agreement, at the time of the merger, each share of common stock, par value $.01 per share, of Young & Rubicam, together with any associated preferred share purchase rights, will be converted into the right to receive .835 American Depositary Shares of WPP. Each American Depositary Share of WPP represents five ordinary shares, of nominal value 10p each, of WPP, and Young & Rubicam stockholders will be entitled to elect to receive WPP ordinary shares in lieu of the American Depositary Shares.

            Copies of the merger agreement and the press release announcing this transaction are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference. This summary is qualified by reference to such exhibits.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

      (c)   Exhibits.

               2.1 Agreement and Plan of Merger, dated as of May 11, 2000, among WPP Group plc, Young & Rubicam Inc. and a wholly owned subsidiary of WPP Group plc

               99.1 Joint Press Release, dated as May 12, 2000, issued by WPP Group plc and Young & Rubicam Inc. (incorporated by reference from the Schedule 14A filed on May 15, 2000 by the Company)

                                         SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 16, 2000

                                    YOUNG & RUBICAM INC.



                                     By:    /s/ Renee E. Becnel
                                           ---------------------------------
                                     Name:   Renee E. Becnel
                                     Title:  Senior Vice President














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


                                  EXHIBIT LIST


  Exhibit                          Description
    No.                            -----------
    ---

     2.1 Agreement and Plan of Merger, dated as of May 11, 2000, among WPP Group plc, Young & Rubicam Inc. and a wholly owned subsidiary of WPP Group plc

    99.1 Joint Press Release, dated as May 12, 2000, issued by WPP Group plc and Young & Rubicam Inc. (incorporated by reference from the Schedule 14A filed on May 15, 2000 by the Company)













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